EX.99.h.3.a

August 1, 2016

State Street Bank and Trust Company

4 Copley Place, 5th Floor

Boston, MA 02116

Attention:  Fund Administration Legal Department

Re:  Aberdeen Funds—Fund Liquidations, Reorganization and Name Change

Ladies and Gentlemen:

Reference is made to the Sub-Administration Agreement between State Street Bank and Trust Company (the “Sub-Administrator”) and Aberdeen Asset Management Inc. (the “Administrator”) dated as of June 1, 2010, as amended and supplemented (the “Agreement”). The Board of Trustees approved changing the name of the Aberdeen Global Fixed Income Fund to “Aberdeen Global Unconstrained Fixed Income Fund” effective on August 15, 2016. Additionally, the Board of Trustees approved a plan of liquidation for each of the Aberdeen Asia-Pacific Smaller Companies Fund, Aberdeen European Equity Fund, Aberdeen Latin American Equity Fund and Aberdeen Ultra-Short Duration Bond Fund and a plan of reorganization pursuant to which the Aberdeen Emerging Markets Debt Fund will acquire all of the assets of the Aberdeen Emerging Markets Debt Local Currency Fund. Each fund liquidation and the reorganization will occur on August 15, 2016.

The foregoing changes are reflected in the attached updated Schedule A to the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to Aberdeen Asset Management Inc. and retaining one for your records.

[signature page follows]

Sincerely,

ABERDEEN ASSET MANAGEMENT INC.

		By:	/s/ Lucia Sitar
		Name:	Lucia Sitar
		Title:	Vice President

Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

SUB-ADMINISTRATION AGREEMENT

Effective June 1, 2010

As amended August 15, 2016

SCHEDULE A

Listing of Funds

Fund Name	Classes of Shares
Aberdeen Equity Long-Short Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Global Natural Resources Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen U.S. Small Cap Equity Fund (formerly, Aberdeen Small Cap Fund)	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen China Opportunities Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen International Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Global Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Diversified Alternatives Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Dynamic Allocation Fund	Class A Class C Class R Institutional Class Institutional Service Class

Fund Name	Classes of Shares
Aberdeen Diversified Alternatives Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Asia Bond Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Asia-Pacific (ex-Japan) Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Emerging Markets Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Global Unconstrained Fixed Income Fund (formerly, Aberdeen Global Fixed Income Fund)	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen International Small Cap Fund (formerly, Aberdeen Global Small Cap Fund)	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Tax-Free Income Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen U.S. Multi-Cap Equity Fund (formerly, Aberdeen U.S. Equity Fund)	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen Emerging Markets Debt Fund	Class A Class C Class R Institutional Class Institutional Service Class

Fund Name	Classes of Shares
Aberdeen Japanese Equities Fund	Class A Class C Class R Institutional Class Institutional Service Class
Aberdeen U.S. Mid Cap Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class